UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 8, 2007
                                                     ----------------

                           FITTIPALDI LOGISTICS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

              Nevada                    0-25753                  87-0449667
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         (State or other         (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                              Identification No.)

902 Clint Moore road, Suite 204, Boca Raton, Florida              33487
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code            561-998-7557

                                 not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry Into a Material Definitive Agreement.

         On November 8, 2007, Fittipaldi Logistics, Inc., a Nevada corporation (the "Company"), and its wholly owned subsidiary, State Petroleum Acquisition Corp., a Florida corporation ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with State Petroleum Distributors, Inc., a Delaware corporation ("State Petroleum"). State Petroleum is a regional fuel distribution company based in northeastern Pennsylvania.

         Under the terms of the Merger Agreement, at the effective time, Merger Sub will merge into State Petroleum with State Petroleum surviving as our wholly-owned subsidiary (the "Merger") and all the issued and outstanding shares of common stock of State Petroleum will be converted into the right to receive such number of shares of our common stock and shares of our to-be-created Series J Convertible Preferred Stock so that the stockholders of State Petroleum immediately prior to the transaction will collectively own 55% of our outstanding ownership after the Merger (the "Merger Shares"), and our common stockholders immediately prior to the Merger will collectively own 45% of our outstanding ownership, calculated on a fully diluted basis. Each outstanding State Petroleum warrant will automatically be converted into a warrant to acquire the number of shares of our common stock as the holder of a State Petroleum warrant would have been entitled to receive at an exercise price per share appropriately adjusted so that the aggregate exercise price will be the same as it was prior to the effective time. At closing, 75,000,000 of the Merger Shares will be placed in escrow until the first anniversary of the closing date (the "Escrow Period"). During the Escrow Period, the Merger Shares will be subject to quarterly adjustments on a calendar basis to account for any derivative securities outstanding as of the effective date that are exercised, expire and/or are cancelled on or prior to each adjustment date, so that the respective ownership percentages, each calculated on a fully diluted basis as of such adjustment date, will be maintained.

         Currently, Messrs. Richard Hersh and Frank P. Reilly comprise the members of our Board of Directors. At closing, two additional directors will be appointed as designated by State Petroleum. At such time as we raise an additional $5,000,000 in debt or equity financing (excluding proceeds received from the refinancing of Company debt existing on the Closing Date) the four members of the Board will designate a fifth member.

         The closing of the transaction is subject to a number of conditions, including the approval of State Petroleum's stockholders, as well as other customary conditions in similar transactions. The closing of the transaction will result in a change of control of our company.

         A copy of the Agreement and Plan of Merger is filed as Exhibit 2.2 to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7.01 Regulation FD Disclosure.

         On November 13, 2007 we issued a press release regarding the Agreement and Plan of Merger with State Petroleum. The press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.







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
         The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)      Exhibits

2.2 Form of Agreement and Plan of Merger dated as of November X, 2007 by and among Fittipaldi Logistics, Inc., State Petroleum Acquisition Corp. and State Petroleum Distributors, Inc.

99.1     Press release dated November 13, 2007



                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FITTIPALDI LOGISTICS, INC.

Date:  November 15, 2007                         By:  /s/ Frank P. Reilly
                                                      -------------------
                                                      Frank P. Reilly,
                                                      Chief Executive Officer


























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